UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only(as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                  FNB CORPORATION
                (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total Fee Paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
   (2)  Form, Schedule or Registration Statement No.:
   (3)  Filing Party:
   (4)  Date Filed:

                          [FNB Corporation Letterhead]





March 31, 2006



Dear Fellow Shareholders:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m. on Tuesday, May 9, 2006 at The Event Centre, located at 1655 Roanoke Street in Christiansburg, Virginia. A reception will follow the business meeting, and we encourage you to take this opportunity to visit with your fellow shareholders.

As described in the enclosed materials, we will take action at the meeting to elect directors, to ratify the appointment of Brown, Edwards & Company, L.L.P. as our independent registered public accounting firm for 2006, and to approve the FNB Corporation 2006 Incentive Stock Plan. During the meeting, we will also present information regarding the condition and performance of FNB Corporation and its affiliates, and you will have an opportunity to inquire about matters of interest to all shareholders.

Please sign, date, and return the enclosed proxy card by Friday, April 28. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you attend the Annual Meeting in person - and we hope you will be able to - you can revoke your proxy any time before it is voted. For your convenience, a map to the meeting site is printed on the back of the proxy statement.

We look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely,



Jon T. Wyatt                                    William P. Heath, Jr.
Chairman of the Board of Directors              Director, President, and Chief
                                                Executive Officer

                                FNB CORPORATION
                                105 Arbor Drive
                        Christiansburg, Virginia  24073



                  NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS


                            To Be Held May 9, 2006


The 2006 Annual Meeting of Shareholders of FNB Corporation will be held at The Event Centre, located at 1655 Roanoke Street in Christiansburg, Virginia, at 2:00 p.m. on Tuesday, May 9, 2006, for the following purposes:

1. To elect four Class I directors to serve until the 2009 Annual Meeting of Shareholders;

2. To ratify the appointment of Brown, Edwards & Company, L.L.P. as FNB Corporation's independent registered public accounting firm for the year ending December 31, 2006;

3.   To approve the FNB Corporation 2006 Incentive Stock Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 15, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,



/s/Christine L. Lewis
   Christine L. Lewis
   Secretary

March 31, 2006





                               IMPORTANT NOTICE


Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are voted at the meeting. If you attend the meeting in person, you may withdraw your proxy and vote in person.

                               FNB CORPORATION
                               105 Arbor Drive
                       Christiansburg, Virginia  24073



                               PROXY STATEMENT


                    2006 Annual Meeting of Shareholders
                         To Be Held on May 9, 2006


                          GENERAL INFORMATION


The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of FNB Corporation (the "Corporation") in connection with the 2006 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Event Centre, at 1655 Roanoke Street in Christiansburg, Virginia, at 2:00 p.m. on Tuesday, May 9, 2006. The approximate mailing date of this proxy statement and accompanying proxy card is March 31, 2006.


Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by filing a written notice with the Secretary of the Corporation at the above address, or by submitting a proxy bearing a later date. Shareholders also may revoke their proxies by attending the Annual Meeting and requesting to vote in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in proposal one, FOR ratification of the appointment of Brown, Edwards & Company, L.L.P. in proposal two, and FOR approval of the FNB Corporation 2006 Incentive Stock Plan in proposal three, as set forth in the accompanying notice and further described herein.


Voting Rights of Shareholders

Only those shareholders of record at the close of business on March 15, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 7,335,182 shares of the Corporation's common stock were outstanding and entitled to vote at the Annual Meeting. The Corporation has no other class of stock outstanding.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shareholders of the Corporation do not have cumulative voting rights. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will not be included in determining the number of votes cast with respect to such matter.

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, in certain circumstances your broker may nevertheless vote your shares with respect to "routine" items, but will not be permitted to vote your shares with respect to "non-routine" items, pursuant to current industry practice. Shares that your broker cannot vote on a particular matter because your broker has not received instructions from you are called "broker non-votes." The proposals to elect directors and to ratify the appointment of Brown, Edwards & Company, L.L.P. described in this proxy statement are considered "routine" items, but the proposal with respect to the FNB Corporation 2006 Incentive Stock Plan is considered a "non-routine" item.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast with respect to proposal one will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

Approval of any other matter, including proposals two and three, requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the meeting, they are generally not counted as votes cast and will have no effect for purposes of determining whether a proposal has been approved.


Solicitation of Proxies

The Corporation will pay all costs for this proxy solicitation. Proxies are being solicited by mail, and also may be solicited by directors, officers, and employees of the Corporation in person, by telephone, or by mail. Officers, directors, and employees of the Corporation will not receive special compensation for their solicitation activities. The Corporation will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending these proxy materials to the beneficial owners of the Corporation's common stock for which they are record holders.


Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of March 1, 2006, the beneficial ownership of the Corporation's common stock of each director, director nominee, and executive officer named in the summary compensation table, and of all directors, director nominees, and executive officers of the Corporation as a group. The Corporation knows of no person or group that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 1, 2006.

                     Amount and Nature of Beneficial Ownership
                                             Exercisable            Percent of
Name                      Shares (1) (2)     Options (3)            Class
Daniel A. Becker             2,135 (4)         1,696                     *
Hugh H. Bond                21,085             2,073                     *
Kendall O. Clay             24,067 (5)        11,893                     *
Glen C. Combs               20,087 (6)         3,904                     *
Douglas Covington            2,858            11,893                     *
Beverley E. Dalton           1,168             4,473                     *
Gregory W. Feldmann          2,200 (7)           --                      *
Daniel D. Hamrick            9,597 (8)        11,893                     *
William P. Heath, Jr.        1,351 (9)         7,500                     *
F. Courtney Hoge            13,107            10,014                     *
Steven D. Irvin              9,924 (10)       11,363                     *
Duane E. Mink                  400 (11)          --                      *
Harold K. Neal              75,650 (12)        2,073                 1.06%
D.W. Shilling                6,007 (13)        2,120                     *
Raymond D. Smoot, Jr.        5,972 (14)       10,233                     *
Charles W. Steger            2,354 (15)        8,183                     *
Jon T. Wyatt                31,692 (16)        8,183                     *
All directors, director
nominees, and
executive officers
as a group (21
persons) (17)              245,931 (18)      112,424 (19)            4.89%

* Percentage of ownership is less than one percent of the outstanding shares of the Corporation's common stock as of March 1, 2006.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security, or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. Except as otherwise indicated, each director, director nominee, or executive officer has sole voting and investment power with respect to the shares shown.
(2) Includes shares allocated to employees pursuant to the Corporation's Employee Stock Ownership Plan (the "ESOP"). Participants in the ESOP have shared voting power and no investment power (other than in accordance with the diversification rules of the ESOP) over the shares held in the ESOP. Does not include shares that have not yet been allocated to employees pursuant to the ESOP for 2005.
(3) In order to avoid compensation expense related to the adoption of SFAS 123(R), the Corporation accelerated the vesting of all outstanding stock options as of December 31, 2005. As a result, options to purchase approximately 67,000 shares became immediately exercisable, including 3,750 options held by the CEO and 28,926 options held by the non-employee directors.
(4) Includes 1,645 shares held in the ESOP that have been allocated to Mr. Becker through December 31, 2004.
(5)   Includes 283 shares held by Mr. Clay's spouse.
(6) Includes 6,334 shares held by Mr. Combs' spouse in an individual retirement account (an "IRA").
(7) Includes 1,500 restricted shares over which Mr. Feldmann does not have investment power until such shares vest.
(8) Includes 1,810 shares held by Mr. Hamrick's spouse, and 357 shares held by immediate family members living at the same address.
(9) Includes 296 shares held in the ESOP that have been allocated to Mr. Heath through December 31, 2004.
(10) Includes 730 shares held by Mr. Irvin's spouse in an IRA, and 263 shares held for the benefit of Mr. Irvin's son in accordance with the Virginia Uniform Transfer to Minors Act.
(11) Includes 186 shares held in the ESOP that have been allocated to Mr. Mink through December 31, 2004.
(12)  Includes 2,562 shares held by Mr. Neal's spouse in an IRA.
(13) Includes 2,690 shares held in the ESOP that have been allocated to Mr. Shilling through December 31, 2004.
(14) Includes 200 shares held by an immediate family member of Dr. Smoot living at the same address.
(15)  Includes 530 shares held by Dr. Steger's spouse.
(16)  Includes 11,885 shares held by Mr. Wyatt's spouse.
(17) Includes shares held by David W. DeHart, EVP and President/CEO of First National Bank; Keith J. Houghton, EVP/Chief Risk Officer; Kay O. McCoy, EVP/Retail Executive of Sales and Support; and Wooddell B. Nester, EVP/Chief Systems Officer.
(18) Mr. DeHart holds 2,000 shares directly, 1,500 of which are restricted shares over which Mr. Dehart does not have investment power until such shares vest. Mr. Houghton's 2,027 shares are held in the ESOP and represent all shares held therein that have been allocated to Mr. Houghton through December 31, 2004. Ms. McCoy holds 1,213 shares directly, including 913 shares held in the ESOP that have been allocated to her through December 31, 2004. Mr. Nester holds 11,037 shares directly, including 6,364 shares held in the ESOP that have been allocated to him through December 31, 2004.
(19) Includes 1,696 options exercisable by Mr. Houghton, 1,590 options exercisable by Ms. McCoy, and 1,644 options exercisable by Mr. Nester.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and any 10 percent beneficial owners of the Corporation's common stock to file reports concerning their ownership of and transactions in the Corporation's common stock. Based on a review of the reports of changes in beneficial ownership of common stock and written representations made to the Corporation, the Corporation believes that its directors and officers complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 with respect to 2005. The Corporation is aware, however, of one late report filed by Wooddell B. Nester in February 2006 that was required by Section 16(a) to be filed in 2004 to report the disposition of 666 shares held in the ESOP to fund a loan to Mr. Nester from the plan.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS


The Board of Directors is divided into three classes (I, II, and III), with one class being elected every year for a term of three years. The Board currently consists of thirteen directors.

At the 2006 Annual Meeting, Hugh H. Bond will retire from the Corporation's Board. In connection with Mr. Bond's retirement, the Board adopted a resolution to reduce its membership to twelve directors immediately following the Annual Meeting.

Director Nomination Process. On January 26, 2006, the Board of Directors reviewed and reaffirmed the Corporation's director nominating procedures established to ensure that the Board consists of qualified directors, a majority of whom are independent in accordance with NASDAQ rules. In this regard, in selecting nominees for consideration by the Board as a whole, it is the responsibility of the independent directors to identify individuals qualified to continue as or to become directors, and to recommend to the Board candidates for election or reelection as directors.

Director Nominees. Beverley E. Dalton, Daniel D. Hamrick, William P. Heath, Jr., and Steven D. Irvin have been nominated for reelection as Class I directors to a term expiring at the 2009 Annual Meeting or until such later time as their successors are duly elected and qualified. Certain information follows concerning the four nominees for election at the 2006 Annual Meeting, as well as certain information about the other Class II and III directors who will continue in office until the 2007 and 2008 Annual Meetings, respectively. The Board of Directors recommends that you vote "FOR" the election of the director nominees listed.


           Director Nominees to be Elected at the 2006 Annual Meeting


                                         Principal Occupation, Business
                             Director    Experience During Past Five Years,
Name (Age)                   Since       and Directorships

     Class I(To Serve Until the 2009 Annual Meeting of Shareholders)

Beverley E. Dalton (57)       2002       Owner, English Construction Company

Daniel D. Hamrick (59)        1996       Attorney, Daniel D. Hamrick, P.C.

William P. Heath, Jr. (61)    2003       President and CEO, FNB Corporation,
                                         since June 2003; formerly President
                                         and Chief Operating Officer, Harbor
                                         Bank

Steven D. Irvin (47)          2000       Senior Vice President and Director
                                         of Sales, Bankers Insurance LLC;
                                         formerly Vice President, Blue Ridge
                                         Insurance

                        Directors Continuing in Office


                                         Principal Occupation, Business
                             Director    Experience During Past Five Years,
Name (Age)                   Since       and Directorships

      Class II (Serving Until the 2007 Annual Meeting of Shareholders)

Kendall O. Clay (63)          1996       Attorney, Kendall O. Clay, P.C.

Harold K. Neal (68)           2003       Retired; formerly President and CEO,
                                         Bedford Bancshares, Inc. and Bedford
                                         Federal Savings Bank

Charles W. Steger (58)        2000       President, Virginia Polytechnic
                                         Institute and State University
                                         ("VPI-SU"), and Director, Roanoke
                                         Electric Steel Corporation

Jon T. Wyatt (65)             2000       President, Sign Systems, Inc.

      Class III (Serving Until the 2008 Annual Meeting of Shareholders)

Glen C. Combs (59)            2005       Retired; formerly Vice President,
                                         Acosta Sales

Douglas Covington (71)        1999       Interim President, Emory & Henry
                                         College; formerly President, Radford
                                         University

F. Courtney Hoge (65)         2001       Insurance and Financial Planning,
                                         New York Life

Raymond D. Smoot, Jr. (59)    2004       Chief Operating Officer and
                                         Secretary/Treasurer, Virginia Tech
                                         Foundation, Inc., and Director, RGC
                                         Resources; formerly Vice President
                                         for Administration and Treasurer,
                                         VPI-SU


The Board has determined that a majority of its members satisfy the independence requirements of the listing standards of the NASDAQ Stock Market. The independent members of the Board are Hugh H. Bond, Kendall O. Clay, Glen
C. Combs, Douglas Covington, Beverley E. Dalton, Daniel D. Hamrick,
F. Courtney Hoge, Steven D. Irvin, Raymond D. Smoot, Jr., Charles W. Steger, and Jon T. Wyatt.

There are no family relationships among any of the Corporation's directors or executive officers.

                  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Board of Directors and Committees of the Board

The Board of Directors of the Corporation held thirteen meetings during 2005. Every director attended at least 75 percent of the meetings of the Board and committees on which he or she served during the year.

The Corporation currently has standing Executive, Corporate Development, Director School, and Audit Committees, but does not have nominating or compensation committees. A majority of the independent directors on the Board functions in the capacity of a nominating and a compensation committee, as permitted by NASDAQ rules.

The Executive Committee met two times in 2005. The members of the committee are Directors Hamrick (Chair), Combs, Covington, Neal, and Steger. The Executive Committee is authorized, between meetings of the Board, to exercise the authority of the Board to the extent not prohibited by law, regulation, Corporation policy, or resolution of the Board.

The Corporate Development Committee met four times in 2005. The members of the committee are Directors Irvin (Chair), Combs, Dalton, Hamrick, Neal, and Smoot. Principally, the Corporate Development Committee evaluates expansion opportunities and oversees organizational development.

The Director School Committee met once in 2005. The members of the committee are Directors Dalton (Chair), Bond, Clay, Hoge, and Irvin. The Director School Committee plans and conducts director orientation and education programs for the Corporation's Board, and provides appropriate support for affiliate bank boards.

The Chairman of the Board and President and CEO, by virtue of their offices, may serve as voting members of all committees, except that the President and CEO may not serve as an Audit Committee member or vote on director nomination or executive officer compensation matters.

Audit Committee. Current members of the Audit Committee are Directors Hoge (Chair), Bond, Clay, Covington, Smoot, and Steger. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the listing standards of the NASDAQ Stock Market and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience that results in the individual's financial sophistication. The Board has further determined that Dr. Smoot qualifies as an "audit committee financial expert" within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in fulfilling its oversight responsibilities for the Corporation's accounting and financial reporting processes and audits of the financial statements of the Corporation. The purpose of the committee is to monitor (1) the integrity of the Corporation's financial statements, (2) the independence and qualifications of the Corporation's independent registered public accounting firm, (3) the Corporation's compliance with legal and regulatory requirements, (4) the performance of the Corporation's internal audit function, (5) the performance of the Corporation's independent registered public accounting firm, and (6) the Corporation's system of internal controls. During 2005, the Audit Committee met six times.

Nominations. The Board of Directors does not currently have a standing nominating committee; however, as described earlier, a majority of the independent directors on the Board functions in the capacity of a nominating committee, as permitted by NASDAQ rules, and evaluates and selects the individuals to recommend to the full Board for nomination for election to the Board of Directors. The independent directors who currently participate in the consideration of director nominees are Directors Bond, Clay, Combs, Covington, Dalton, Hamrick, Hoge, Irvin, Smoot, Steger, and Wyatt, each of whom is "independent" under the listing standards of the NASDAQ Stock Market.

Although the Board does not have a written nominating charter, formal director nominating procedures were adopted on January 29, 2004 to ensure that the Board continues to be comprised of qualified directors, a majority of whom are independent in accordance with NASDAQ rules. To that end, the procedures establish the following general guidelines for assessing the qualifications of candidates:

     At all times, a majority of the directors must be independent. In selecting candidates, the independent directors will consider the goal of having more than a majority of the Board consist of independent directors. In assessing independence, consideration will be given to the requirements of the NASDAQ Stock Market rules and such other factors as they deem advisable.

     All directors should have business experience that makes them qualified to serve as a director of the Corporation. To this end, a majority of the directors should be active or retired senior executives (or the equivalent) of other companies, educational institutions, governmental agencies, service providers, or non-profit organizations. A director may not be a director or employee of, or a consultant to, any competitor of the Corporation (i.e., a bank or other institution that provides financial services within the same geographic area as does the Corporation).

     In considering candidates, the independent directors must consider the candidates' other obligations and time commitments and their ability to attend meetings in person.

     To avoid potential conflicts of interest, interlocking directorships will not be allowed. Interlocking directorships are deemed to occur if a senior executive officer of the Corporation serves on the board or as a trustee of a company or institution that employs one or more Corporation directors (i.e., reciprocal directorships).

     All individuals recommended for appointment to the Board must also meet the eligibility requirements specified in the Corporation's Bylaws.

While there are no formal procedures for shareholders to submit director recommendations, the independent directors will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate's qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Secretary of FNB Corporation at the Corporation's principal office, located at 105 Arbor Drive, Christiansburg, Virginia 24073; and must be received by December 1, 2006 in order to be considered by the independent directors for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the independent directors.

In accordance with the Corporation's Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing. Any such shareholder nominations must be received by the Secretary at the Corporation's principal office in Christiansburg, Virginia on or before December 1, 2006.

In order to be valid, a shareholder nomination must set forth (1) the name and address, as they appear on the Corporation's books, of the shareholder nominating the candidate; (2) the number of shares of the Corporation's stock beneficially owned by the shareholder; (3) the name, age, business address, and residence address of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of the Corporation's stock beneficially owned by the nominee, if any; (6) a description of all arrangements or understandings between the shareholder and the nominee and any other persons pursuant to which the shareholder is making the nomination; and
(7) any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or reelection as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Compensation. The Board of Directors does not currently have a standing compensation committee; however, the compensation of the CEO, the other executive officers, and the members of the Corporation and affiliate boards is determined by the Corporation's non-employee directors who are independent under the listing standards of the NASDAQ Stock Market, as permitted by NASDAQ rules.


Compensation of Non-Employee Directors

Monthly Cash Compensation. Non-employee directors of the Corporation generally receive monthly cash compensation of $1,000 for their service to the Board. Jon T. Wyatt, Raymond D. Smoot, Jr., Glen C. Combs, and Hugh H. Bond receive additional monthly compensation in the amounts of $500, $500, $250, and $250, respectively, in consideration of their added responsibility as chairmen of the boards of FNB Corporation (Wyatt), First National Bank (Smoot), FNB Salem Bank & Trust (Combs), and Bedford Federal Savings Bank
(Bond).

Non-employee directors of the Corporation may defer their cash compensation through participation in a deferred compensation plan sponsored by the Virginia Bankers Association. In 2005, Douglas Covington and Jon T. Wyatt deferred 100 percent of their cash compensation in this manner.

Annual Equity Compensation. The Corporation's 2000 Incentive Stock Plan provides that each non-employee director will receive annually an automatic grant of 300 unrestricted shares of the Corporation's common stock and an automatic grant of 3,500 options to purchase shares of the Corporation's common stock, subject to the plan committee's discretion to make smaller awards. In the past few years, the plan committee has exercised this discretion to make smaller automatic awards to non-employee directors. On May 11, 2005, each non-employee director received an automatic annual award of options to purchase 873 shares of the Corporation's common stock at $25.05 per share, the stock's fair market value on the date of grant. Each non-employee director also received an automatic award of 240 unrestricted shares of the Corporation's common stock for service from May 2005 until the 2006 Annual Meeting.

As granted, the 873 stock options were to vest in equal increments over four years on the first, second, third, and fourth anniversary of the award date, or earlier if the director were to leave the board by reason of retirement, death, disability, or change in control. However, in connection with the

Corporation's decision to accelerate the vesting of all options outstanding on December 31, 2005 to reduce the non-cash compensation expense that the Corporation would otherwise be required to recognize upon adopting SFAS 123(R), all of these stock options vested in full as of December 31, 2005.
The stock options expire on May 10, 2015.

If the 2006 Incentive Stock Plan is approved by shareholders, no further automatic awards to non-employee directors will be made under the 2000 Incentive Stock Plan. Instead each non-employee director will be eligible to receive awards of unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, or stock options under the 2006 Incentive Stock Plan.

Retirement Compensation. Historically, directors of the Corporation who retired after ten years or more of service have been paid $500 per month for a period of five years following retirement. For directors of the Corporation who have retired with fewer than ten years but at least five years of service, the payment has been prorated on an annual basis at a rate of 10 percent per year, beginning at five years and 50 percent of the $500 amount (i.e., $250 per month).

On December 16, 2004, following an in-depth study of peer and emerging practices, the independent directors of the Corporation voted unanimously to discontinue this practice of compensating retired directors (the "Director Retirement Pay"), effective with respect to all future retirements from the Board.

The Corporation has continued to pay in accordance with prior practice those retired directors who were receiving Director Retirement Pay at the time of the change in policy. Currently, only two retired directors continue to receive Director Retirement Pay. All outstanding commitments to pay retired directors will conclude in May 2007.


Director Attendance at Annual Meetings of Shareholders

The Corporation has not adopted a formal policy on Board member attendance at its Annual Meetings of Shareholders, although all Board members are encouraged to attend and, historically, most have done so. All Board members attended the Corporation's 2005 Annual Meeting of Shareholders.


Shareholder Communication with Directors

The Board of Directors has adopted a process to facilitate written communication to directors by shareholders or other interested parties. Persons wishing to contact one or more members of the Board should send correspondence in care of the Secretary of FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600.


Interest of Directors and Executive Officers in Certain Transactions

Directors and executive officers of the Corporation (and its affiliate banks), and persons with whom they are associated, have had and expect to have in the future banking transactions with the Corporation's affiliate banks in the ordinary course of their businesses. In the opinion of management of the Corporation, all such loans and commitments for loans (1) were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; (2) were made in the ordinary course of business; and (3) do not involve more than a normal risk of collection or present unfavorable features.

See "Compensation Interlocks and Insider Participation" for information regarding Mr. Hamrick's relationship with the Corporation.


Executive Officers of the Corporation


                             Executive
                             Officer     Principal Occupation During Past
Name (Age)                   Since       Five Years

William P. Heath, Jr. (61)     2003      President and CEO since June 2003;
                                         President and Chief Operating
                                         Officer of Harbor Bank from March
                                         2001 to June 2003

Daniel A. Becker (63)          2000      Executive Vice President and Chief
                                         Financial Officer since July 2004;
                                         Senior Vice President and Chief
                                         Financial Officer prior to July 2004

David W. DeHart (51)           2005      Executive Vice President, and
                                         President and CEO of First National
                                         Bank, since August 2005; President
                                         of SunTrust Bank, New River Valley,
                                         prior to August 2005

Gregory W. Feldmann (49)       2004      President and CEO of FNB Salem Bank &
                                         Trust since January 2005; Executive
                                         Vice President and Director of
                                         Corporate Banking/Alternate Business
                                         Lines since August 2004; President of
                                         Gryphon Capital Advisors, Inc. and
                                         Managing Director of Gryphon Capital
                                         Partners prior to August 2004

Keith J. Houghton (43)         2004      Executive Vice President and Chief
                                         Risk Officer since September 2004;
                                         Executive Vice President from July
                                         2004 until September 2004; Executive
                                         Vice President and Chief Lending
                                         Officer of FNB Salem Bank & Trust
                                         from August 2002 until July 2004;
                                         Senior Vice President and Manager of
                                         Commercial Banking prior to
                                         August 2002

Kay O. McCoy (54)              2004      Executive Vice President and Retail
                                         Executive of Sales and Support since
                                         July 2004; Senior Vice President and
                                         Director of Retail Banking prior to
                                         July 2004

                             Executive
                             Officer     Principal Occupation During Past
Name (Age)                   Since       Five Years

Duane E. Mink (73)             2003      Executive Vice President and General
                                         Counsel since January 2005; Senior
                                         Vice President and General Counsel
                                         from August 2003 to January 2005;
                                         General Counsel to the Board of
                                         Directors from May 2003 to August
                                         2003; Judge of the Circuit Court for
                                         the 27th Judicial Circuit for the
                                         Commonwealth of Virginia prior to
                                         May 2003

Wooddell B. Nester (61)        2004      Executive Vice President and Chief
                                         Systems Officer since July 2004;
                                         Senior Vice President and Chief
                                         Systems Officer from January 2004
                                         until July 2004; Senior Vice
                                         President and Cashier of First
                                         National Bank prior to January 2004

D.W. Shilling (59)             2005      Executive Vice President since May
                                         2005; President and CEO of Bedford
                                         Federal Savings Bank since August
                                         2003; Executive Vice President of
                                         FNB Salem Bank & Trust from May 2002
                                         until August 2003; President and
                                         CEO of Southwest Virginia Savings
                                         Bank prior to May 2002


                           EXECUTIVE COMPENSATION


The following table shows the cash and certain other compensation earned in 2005, 2004, and 2003 by the named executive officers, including:

     The Corporation's CEO; and
     The four most highly paid executive officers of the Corporation other than the CEO, whose salary and bonus exceeded $100,000 for the year ended December 31, 2005.

                      Summary Compensation Table

                             Annual Compensation(3)
Name and Principal                  Salary        Bonus
Position                 Year         ($)         ($)(4)
William P. Heath, Jr.    2005       248,000      46,500
President and CEO        2004       248,000      33,981
                         2003       144,666      39,138

Gregory W. Feldmann(1)   2005       128,333      15,609
Executive Vice           2004        48,958          54
President, President
and CEO of FNB Salem
Bank & Trust

Duane E. Mink            2005       133,583        5,201
Executive Vice           2004       126,286        2,771
President and            2003        75,585        3,834
General Counsel

Daniel A. Becker         2005       121,933       14,714
Executive Vice           2004       102,204        2,083
President and Chief      2003        87,287        6,337
Financial Officer

D.W. Shilling(2)         2005       129,167        4,281
Executive Vice
President, President
and CEO of Bedford
Federal Savings Bank

                         Summary Compensation Table (Continued)

                                      Long Term Compensation
                                       Awards            Payouts
                              Restricted    Securities
                              Stock         Underlying
Name and Principal            Award(s)      Options/     LTIP
Position              Year     ($)(5)       SARs(#)      Payouts
William P. Heath, Jr.  2005       --             --       --
President and CEO      2004       --             --       --
                       2003       --          7,500       --

Gregory W. Feldmann(1) 2005       --             --       --
Executive Vice         2004     54,560           --       --
President, President
and CEO of FNB Salem
Bank & Trust

Duane E. Mink          2005       --             --       --
Executive Vice         2004       --             --       --
President and          2003       --             --       --
General Counsel

Daniel A. Becker       2005       --             --       --
Executive Vice         2004       --             --       --
President and Chief    2003       --             --       --
Financial Officer

D.W. Shilling(2)       2005       --             --       --
Executive Vice
President, President
and CEO of Bedford
Federal Savings Bank

                         Summary Compensation Table (Continued)

                              All Other
Name and Principal            Compensation     Total
Position              Year    ($)(6)(7)        ($)(8)
William P. Heath, Jr.  2005      7,987       302,487
President and CEO      2004     27,253       309,234
                       2003     16,435       243,398

Gregory W. Feldmann(1) 2005      5,461       149,403
Executive Vice         2004      1,175       104,747
President, President
and CEO of FNB Salem
Bank & Trust

Duane E. Mink          2005      6,355       145,139
Executive Vice         2004     11,373       140,430
President and          2003       --          79,419
General Counsel

Daniel A. Becker       2005      4,877       141,524
Executive Vice         2004      8,308       112,595
President and Chief    2003      8,238       101,862
Financial Officer

D.W. Shilling(2)       2005      5,201       138,649
Executive Vice
President, President
and CEO of Bedford
Federal Savings Bank

(1) Mr. Feldmann began employment with the Corporation as an executive officer on August 2, 2004.
(2) Mr. Shilling became an executive officer of the Corporation on May 26, 2005.
(3) While some of the named executive officers received certain perquisites or other personal benefits in the years shown, the value of the benefits received by each did not exceed the lesser of either $50,000 or 10 percent of that individual's total annual salary and bonus for any year reported.
(4) Bonus consideration consists of discretionary bonuses paid to Messrs. Heath, Feldmann, Mink, Becker, and Shilling for 2005 performance, as well as cash payments to Messrs. Feldmann, Mink, Becker, and Shilling for 2004 and 2003 performance under Corporation-wide bonus programs. Bonus consideration for Mr. Heath for 2004 includes a performance bonus of $10,500 and a signing bonus consisting of an award of 800 unrestricted shares of the Corporation's common stock that was valued at $23,380 based on the market price of the stock on the award date of January 29, 2004. Bonus consideration for Mr. Heath for 2003 includes a signing bonus consisting of an award of 200 unrestricted shares of the Corporation's common stock that was valued at $5,087 based on the market price of the stock on the award date of June 26, 2003.
(5) Reflects the market value on the date of grant of 2,000 shares of restricted stock granted to Mr. Feldmann on August 26, 2004, based on a date of grant closing price of $27.28. At December 31, 2005, Mr. Feldmann held 1,500 shares of service-based restricted stock, having an aggregate value of $46,005 based on the closing market price of $30.67 per share on December 30, 2005, the last day the Corporation's common stock traded in 2005. One-quarter of the shares vests on each of the first, second, third and fourth anniversaries of the grant date. The Corporation pays dividends on these restricted shares.
(6) ESOP compensation data for 2005 is not yet available. For 2004, the amounts for Messrs. Heath, Mink, and Becker have been adjusted to include the actual contributions on their behalf to the Corporation's ESOP.
(7) All other compensation in 2005 consists of matching 4 percent contributions to the Corporation's 401(k) plan for each of the named executive officers.
(8) Represents the sum of all columns in the table, including the dollar value of the "Securities Underlying Options/SARs, where applicable. The dollar value for "Securities Underlying Options/SARs" represents the expected value of the award as of the date of grant, using a Black-Scholes pricing model to estimate the grant date fair value.


Stock Options

No stock options were granted to or exercised by any of the named executive officers during 2005. The following table shows the value of unexercised stock options held by each of the named executive officers at fiscal year-end 2005.


      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                               Option Values

                                           Number of
                                           Securities         Value of
                                           Underlying         Unexercised
                 Shares                    Unexercised        In-the-Money
                 Acquired                  Options at         Options at
                 On           Value        12/31/05 (#)       12/31/05 ($)
                 Exercise     Realized     Exercisable/       Exercisable/
Name             (#)          ($)          Unexercisable      Unexercisable(1)
William P.
   Heath, Jr.       --          --           7,500/--           39,263/--
Gregory W.
   Feldmann         --          --              --/--               --/--
Duane E.
   Mink             --          --              --/--               --/--
Daniel A.
   Becker           --          --           1,696/--           23,720/--
D.W. Shilling       --          --           2,120/--           28,228/--


(1) The value of unexercised options is based on the difference between the exercise price and the closing market price of the Corporation's common stock on December 30, 2005, the last day the Corporation's common stock traded in 2005.


Report on Executive Compensation

Compensation Review and Adjustment. The independent directors of the Board establish the compensation of the Corporation's CEO and other named executive officers (the "NEOs"). It is their practice to make significant compensation decisions in a multi-step process over more than one meeting so that they have the ability to consider and discuss alternative courses of action, to ask for additional information as necessary, and to raise and discuss further questions. During 2005, the independent directors consulted with an independent compensation expert retained by the Board to review the Corporation's executive compensation practices.

Principal Objectives. The principal objectives of the executive compensation program are: (1) to attract and retain a highly-qualified management team; (2) to motivate the team to achieve corporate objectives and (3) to link pay with the Corporation's performance so that increases in executive compensation are related to the creation and maintenance of value for the Corporation's shareholders.

Compensation Elements. The independent directors review all components of compensation for the Corporation's executive officers. The primary components of the Corporation's executive compensation program are:

     base salary;
     cash bonus compensation;
     long-term equity incentive compensation; and perquisites and other personal benefits.

U.S. Income Tax Limits on Deductibility. The independent directors considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code that was enacted in 1993. Under this provision, beginning in 1994, a publicly-held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the CEO or any one of the NEOs except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The independent directors noted that the Corporation does not currently face the loss of this deduction for compensation. The independent directors nevertheless determined that, in reviewing the design of and administering the executive compensation program, they will continue in the future to preserve the Corporation's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Corporation's compensation program.

Base Salary. Adjustments in base salary for 2005 were determined based on a number of factors including individual performance, the financial performance of the Corporation, and the compensation paid to persons in comparable positions within the industry. In particular, the independent directors consider reports on executive compensation paid by peer companies, including the reports prepared by SNL Securities and the Virginia Bankers Association. After reviewing a tally sheet of all components of executive compensation, individually and in the aggregate, and evaluating 2004 performance, the independent directors approved increases in annual base salaries for the NEOs for 2005.

Cash Bonus Compensation. Cash bonuses paid to NEOs for their performance in 2005 were determined by the independent directors, in their discretion, based on an assessment of individual performance during 2005 and an analysis of peer bonus compensation provided by the Board's compensation expert. After reviewing a tally sheet of all components of executive compensation, individually and in the aggregate, and evaluating 2005 performance, the independent directors approved the NEO cash bonus payments for 2005.

Long-Term Incentive Compensation. Generally, long-term incentive compensation is awarded pursuant to the 2000 Incentive Stock Plan, which provides for awards of incentive and non-qualified stock options, stock appreciation rights, and restricted stock grants to eligible participants. In addition, from time to time, the independent directors have made awards of unrestricted stock under the 2000 Incentive Stock Plan as inducement grants to new executives or to reward performance. Although the independent directors believed the executive officers performed well in 2005, consistent with the

Corporation's practice in recent years, the independent directors determined not to grant any long-term equity compensation awards to the NEOs in 2005.

Chief Executive Officer Compensation. As part of the evaluation of the CEO's individual performance in 2005, as outlined in his amended Employment Agreement in effect for 2005, the independent directors consider the Corporation's return on equity, return on assets, earnings performance, and growth in assets, as well as affiliate bank loan and deposit growth, credit quality, and safe and sound operation. Additional factors evaluated were (1) the progress of the Corporation toward meeting its strategic objectives; (2) the Corporation's ability to attract, maintain, and develop executive talent for management succession; and (3) other appropriate indicators of effective leadership. After reviewing a tally sheet of all components of executive compensation, individually and in the aggregate, and evaluating 2005 performance, the independent directors approved the CEO's cash bonus payment for 2005 based on bonus target performance criteria outlined in his amended Employment Agreement in effect for 2005. Pursuant to the CEO's amended Employment Agreement in effect for 2005, the CEO's salary for 2005 was unchanged from 2004.

CEO and NEO Compensation Deliberations. In making the decisions regarding NEO compensation, the independent directors considered input and recommendations from the full Board of Directors, including the CEO. In making the decisions regarding CEO compensation, the independent directors considered input and recommendations from the full Board of Directors, except that the CEO was not present for these discussions or deliberations.

Summary. Based on a review of 2005 data, the independent directors found the total compensation of the CEO and the NEOs to be reasonable when compared to compensation paid by comparably sized financial institutions in the Corporation's general geographic location. The independent directors also found the relative difference between CEO compensation and NEO compensation to be appropriate. The CEO's total compensation in 2005 was less than twice that of the next highest paid executive officer.

Submitted by the Independent Directors of the Corporation:

                                Hugh H. Bond
                                Kendall O. Clay
                                Glen C. Combs
                                Douglas Covington
                                Beverley E. Dalton
                                Daniel D. Hamrick
                                F. Courtney Hoge
                                Steven D. Irvin
                                Raymond D. Smoot, Jr.
                                Charles W. Steger
                                Jon T. Wyatt


Compensation Interlocks and Insider Participation

Daniel D. Hamrick, a Class I director nominee, is the sole member of the law firm of Daniel D. Hamrick, P.C. The Corporation engaged Mr. Hamrick's law firm to perform legal services for the Corporation and its affiliate banks during 2005 and expects to continue this engagement during 2006.

Employment and Other Agreements

Employment. In February 2006, the Corporation entered into an amended and restated employment agreement with William P. Heath, Jr. This amended agreement (the "2006 Agreement") was filed as an exhibit to the Corporation's Form 8-K filed with the Securities and Exchange Commission on March 1, 2006. The 2006 Agreement provides for Mr. Heath's employment as President and CEO of the Corporation for a term of two years beginning January 1, 2006. It will automatically renew on January 1 of each year after 2006 for an additional one-year period, resulting in an ongoing two-year term, unless (1) either party, by written notice no later than 90 days prior to the expiration of an employment term, elects not to renew, (2) the 2006 Agreement is terminated according to its terms, or (3) Mr. Heath attains the age of 64. Mr. Heath's salary and benefits are subject to adjustment by the independent directors from time to time, in accordance with the 2006 Agreement. Under the 2006 Agreement, Mr. Heath's opportunity for future annual cash incentive awards will be governed by the Corporation's Pay-for-Performance Plan adopted on February 23, 2006.

Should Mr. Heath's employment not be renewed, or should it be terminated in the Corporation's discretion without cause, Mr. Heath is entitled under the 2006 Agreement to receive earned and accrued but unpaid salary, benefits, and incentive compensation through the date of the termination notice, as well as severance compensation in the form of continued payment of his salary for a period of not less than one year. Should Mr. Heath's employment be terminated by the Corporation for cause, he is entitled to receive no severance benefits. The 2006 Agreement further provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of his employment. In such event, Mr. Heath is entitled to receive the equivalent of two times the annual base salary he is receiving at the time of termination of employment, in accordance with applicable provisions of the 2006 Agreement. In 2006, Mr. Heath's annual base salary is $273,000.

In April 2002, FNB Southwest, N.A. and FNB Corporation entered into an employment agreement with D.W. Shilling (the "2002 Agreement") who then served as President and CEO of FNB Southwest, N.A. The 2002 Agreement is still in effect and provides for Mr. Shilling's employment for a three-year period. It is automatically renewable each year for additional one-year employment terms until Mr. Shilling attains the age of 62, at which time it will be automatically extended for one remaining term of three years.

The 2002 Agreement provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment. In such event, Mr. Shilling is entitled to receive a lump-sum payment equal to his annual base compensation immediately prior to the change in control. If employment is terminated by Mr. Shilling or the Corporation within a period of 36 months following a change in control of the Corporation, he will be entitled to his annual base salary for the greater of the remaining term of employment provided in his agreement or 36 months commencing on the date of termination. The Corporation is also required to (1) provide membership and club charges not to exceed $12,000 annually; (2) maintain medical, life, and accident insurance plan coverage, as well as other welfare, retirement, and fringe benefits associated with Mr. Shilling's employment, on terms and at levels substantially the same as those existing on the day prior to termination; and (3) transfer to Mr. Shilling title to the company car furnished for his use immediately prior to termination. Should Mr. Shilling's employment be terminated for cause, he will be entitled to receive no further compensation, severance, or other benefits. In 2006, Mr. Shilling's annual base salary is $135,200. Mr. Shilling's salary and benefits are subject to adjustment annually by the independent directors.

Gregory W. Feldmann, Duane E. Mink, and Daniel A. Becker have no written employment agreements with the Corporation. Their employment with the Corporation is at will.

Change In Control. Daniel A. Becker does have a change in control agreement with the Corporation, the form of which has been attached as an exhibit to the Corporation's Exchange Act filings and fully described in the Corporation's proxy materials. The agreement provides that, in the event of the termination of employment within 12 months of a change in control, Mr. Becker is entitled to receive the equivalent of 12 months of base salary and benefits, calculated as of the time of the change in control. Should Mr. Becker accept employment with a financial institution situated within 50 miles of any location where the Corporation or its affiliates has a banking, loan production, or other financial services office, however, his salary and benefits would be reduced by the value of the salary and benefits received from the new employer. In 2006, Mr. Becker's annual salary is $151,720.

By agreement with recipients of incentive and non-qualified stock options under the Corporation's 2000 Incentive Stock Plan, all options awarded that have not yet expired may be exercised in whole or in part after a change in control occurs.

Severance. All full-time employees of the Corporation in qualifying termination circumstances are entitled to severance pay and a continuation of health insurance coverage during the severance pay period under the Severance Pay Plan for FNB Corporation and Affiliates, which was filed as an exhibit to the Corporation's Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. The amount of severance pay to which qualifying employees are entitled is based upon salary and length of service. For example, exempt employees with at least six consecutive months but not more than one year of employment are entitled to four weeks of severance pay, while those with more than one year of employment as of the date of termination receive four weeks plus one additional week per full year of employment, with total severance pay not to exceed 26 weeks. As specified in the plan document, a full-time employee will not qualify for this benefit if he or she retires or voluntarily resigns; is offered but declines a position with comparable base pay and benefits at any location within 50 miles of the prior location of employment; if employment is terminated as a result of unsatisfactory conduct or performance, as determined by the Corporation in its sole discretion; or if he or she is a party to an employment agreement or change in control agreement with the Corporation that provides for severance or other benefits as a result of termination of employment or change in control. Gregory W. Feldmann and Duane E. Mink, who do not have employment or change in control agreements with the Corporation, are entitled to severance pay under the plan. In 2006, their annual base salaries are $151,500 and $140,400, respectively.

Post-Retirement Consulting and Non-Compete. On occasion, when a retiring officer's expertise is particularly valuable to the Corporation, the Corporation may enter into a post-retirement consulting arrangement with such retiring officer in order to continue to benefit from the officer's advice and recommendations. The Corporation currently has three such post-retirement consulting arrangements in place with former officers.

For his consulting services and agreement not to compete, and in lieu of a supplemental executive retirement plan that had been contemplated by Salem Bank & Trust at the time of its acquisition by the Corporation, the post-retirement arrangement with Clark Owen, Jr., retired President and CEO of FNB Salem Bank & Trust, generally provides for payment of $77,000 for the period between July 1, 2004 and June 30, 2005; payment of $82,000 per year for the period between July 1, 2005 and November 10, 2007; and payment of $31,400 per year for the period between November 11, 2007 and June 30, 2019. In 2005, total payment under this arrangement amounted to $79,500. In 2006, it is expected to amount to $82,000. The arrangement with Mr. Owen will terminate on June 30, 2019. Additionally, in connection with his retirement on June 30, 2004, Mr. Owen received a one-time payment of $5,000 and was transferred title to his company car, which was valued at $10,675.

Similarly, for his consulting services and agreement not to compete, the post-retirement arrangement with Carl E. Tarpley, Jr., who retired as President and CEO of FNB Salem Bank & Trust on June 30, 2005, and served formerly as Executive Vice President of FNB Salem Bank & Trust, generally provides for payment of $77,000 for the period between July 1, 2005 and June 30, 2006; payment of $82,000 per year for the period between July 1, 2006 and October 31, 2008; and payment of $31,400 per year for the period between November 1, 2008 and June 30, 2020. In 2005, total payment under this arrangement amounted to $38,500. In 2006, it is expected to amount to $79,500. The arrangement with Mr. Tarpley will terminate on June 30, 2020. Additionally, in connection with his retirement, Mr. Tarpley received a one-time payment of $5,000; was transferred title to his company car, which was valued at $10,250; and was given his company laptop computer, which was valued at $928.

For his consulting services and agreement not to compete, the post-retirement arrangement with R. Bruce Munro, who retired as Executive Vice President of the Corporation on September 30, 2005, and who also served as interim President and CEO of First National Bank from September 2004 until August 2005, generally provides for payment of $24,000 annually for a period of five years. In 2005, total payment under this arrangement amounted to $6,000. In 2006, total payment is expected to amount to $24,000. The arrangement with Mr. Munro terminates in September 2010. Additionally, in connection with his retirement, Mr. Munro was transferred title to his company car, which was valued at $4,150.


                              PERFORMANCE GRAPH


The following graph compares the yearly cumulative total return to shareholders of FNB Corporation's common stock over a five-year period (beginning December 31, 2000 and ending on December 31, 2005) to the returns of the NASDAQ Stock Index and to an Independent Bank Index. This presentation assumes that $100 was invested in shares of the Corporation and the two indices on December 31, 2000, and that dividends were immediately reinvested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals from December 31, 2000 through December 31, 2005.

The NASDAQ Stock Index is, in the opinion of management, a broad market index that includes more stocks with market capitalization similar to that of the Corporation than the Standard and Poor's 500 Stock Index.

The Independent Bank Index is, in the opinion of management, a more relevant standard by which community bank holding companies should measure their own performance because the peer group is comprised of companies that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

There can be no assurance that the Corporation's stock performance in the future will continue with the same or similar trends depicted in the following graph.

                [Graph included in proxy sent to shareholders]

                           2000     2001     2002     2003    2004     2005
FNB Corporation             100      127      164      210     206      229
Independent Bank Index*     100      124      154      210     249      252
NASDAQ Stock Index          100       79       55       82      89       91

*The Independent Bank Index is the compilation, prepared by The Carson Medlin Company, of the total return to shareholders over the past five years of the following group of 25 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia: Auburn National Bancshares, Inc.; United Security Bancshares, Inc.; TIB Financial Corporation; Seacoast Banking Corporation; Centerstate Banks of Florida, Inc.; Fidelity Southern Corporation; Southeastern Banking Corporation; Southwest Georgia Financial Corporation; PAB Bankshares, Inc.; Uwharrie Capital Corporation; Four Oaks Fincorp, Inc.; Bank of Granite Corporation; Carolina Trust Bank; FNB Financial Services Corporation; CNB Corporation; Peoples Bancorporation, Inc.; Wilson Bank Holding Company; First Pulaski National Corporation; National Bankshares, Inc.; FNB Corporation; American National Bankshares, Inc.; Central Virginia Bankshares, Inc.; Virginia Financial Group; C&F Financial Corporation; and First Century Bankshares, Inc.

                                   AUDIT MATTERS


Audit Committee Report

The Board of Directors has a standing Audit Committee that currently consists of Directors Hoge (Chair), Bond, Clay, Covington, Smoot, and Steger. Each of these directors meets the current independence and financial literacy requirements for audit committee membership of the listing standards of the NASDAQ Stock Market. The Audit Committee has furnished the following report.

While management has the primary responsibility for the financial statements and the reporting process, including the Corporation's system of internal controls, the Audit Committee monitors and reviews the Corporation's financial reporting process on behalf of the Board. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. The full text of the Audit Committee Charter is available on the Corporation's website at www.fnbonline.com under "Investor Relations," "Corporate Governance."

The Corporation's independent registered public accounting firm is responsible for performing an independent integrated audit of (1) the Corporation's consolidated financial statements, (2) management's attestation to internal controls over financial reporting, and (3) internal controls over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee does not complete its monitoring prior to the Corporation's public announcements of financial results, however; and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of (1) the Corporation's management, which has the primary responsibility for the preparation of financial statements and reports, and (2) the Corporation's independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Corporation's consolidated annual financial statements to generally accepted accounting principles accepted in the United States of America.

In this context, the Audit Committee met and held discussions with management and the Corporation's independent registered public accounting firm, Brown, Edwards & Company, L.L.P., with respect to the Corporation's financial statements for the fiscal year ended December 31, 2005. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including its judgments about the quality, not just the acceptability, of the Corporation's accounting principles and underlying estimates in the Corporation's consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Corporation; and other material written communication between the independent registered public accounting firm and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Corporation and the Corporation's management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) adopted by the Public Company Accounting Oversight Board pursuant to Rule 3600T.

The Audit Committee also discussed with the Corporation's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

                                F. Courtney Hoge, Chair
                                Hugh H. Bond
                                Kendall O. Clay
                                Douglas Covington
                                Raymond D. Smoot, Jr.
                                Charles W. Steger


Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Brown, Edwards & Company for the audit of the Corporation's annual consolidated financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Brown, Edwards & Company during those periods. All services reflected in the following table for 2005 and 2004 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.


Year Ended December 31,                      2005           2004
Audit Fees                               $157,587       $171,900
Audit Related Fees (1)                     17,028         20,150
Tax Fees (2)                               34,142         41,303
All Other Fees                                  -              -
Total                                    $208,757       $233,353


(1) Includes fees related to the performance of audits and attest services not required by statute or regulation; fees related to assistance with the application of generally accepted accounting principles to certain transactions; and fees related to the compliance requirement of Section 404 of the Sarbanes-Oxley Act of 2002.
(2) Includes fees for preparation of tax returns and for tax compliance services.

The Audit Committee has considered the provision by Brown, Edwards & Company of the above non-audit services to the Corporation and has determined that the provision of these services by Brown, Edwards & Company is compatible with maintaining that firm's independence from the Corporation.


Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, compensation, and oversight of the work performed by the Corporation's independent registered public accounting firm. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit-related) and permitted non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm's independence. The committee has delegated interim pre-approval authority to F. Courtney Hoge, Audit Committee Chair. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm.


                               PROPOSAL TWO:
                         RATIFICATION OF APPOINTMENT
               OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Corporation's Audit Committee has appointed the accounting firm of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2006. Brown, Edwards & Company rendered audit services to the Corporation during 2005. As a matter of good corporate governance, the Audit Committee has determined to submit for ratification its appointment of Brown, Edwards & Company for the year ending December 31, 2006. In the event that the appointment of Brown, Edwards & Company is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2007. The Board of Directors recommends that you vote "FOR" ratification of the appointment of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2006.

Representatives of Brown, Edwards & Company are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


                              PROPOSAL THREE:
           APPROVAL OF FNB CORPORATION 2006 INCENTIVE STOCK PLAN


The Board of Directors is requesting that shareholders approve the FNB Corporation 2006 Incentive Stock Plan ("2006 Plan"), which will replace the FNB Corporation 2000 Incentive Stock Plan ("2000 Plan"). The 2006 Plan is designed to provide expanded equity compensation opportunities for employees and non-employee directors of the Corporation and any 50 percent or more owned subsidiaries (collectively referred to as the "Corporation" in this Proposal Three) who are selected to receive awards under the 2006 Plan (sometimes referred to as "participants" below).

As of March 15, 2006, there were 225,562 shares subject to stock options outstanding under the 2000 Plan, with a weighted average exercise term to expiration of 5.89 years and a weighted average exercise price of $19.72 per share. On March 15, 2006, the closing sale price of the Corporation's common stock was $34.04 per common share. In addition, as of that date, a total of 39,189 shares remained available for awards under the 2000 Plan. If the 2006 Plan is approved by shareholders, no additional awards will be made under the 2000 Plan on or after May 9, 2006, although all awards outstanding under the 2000 Plan as of May 9, 2006 would remain outstanding in accordance with their terms.

The following summary of certain principal features of the 2006 Plan is subject to the specific provisions contained in the full text of the 2006 Incentive Stock Plan attached as Appendix A to this proxy statement.


Purpose of the Plan

If approved by shareholders, the 2006 Plan will allow the Corporation to make grants of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and stock awards (awards) to employees; and stock options, SARs, restricted stock, restricted stock units, and stock awards to non-employee directors; and permit non-employee directors to elect to receive stock payment awards in lieu of Board fees. The purpose of these awards is to promote a greater identity of interest between employees and non-employee directors and the Corporation's shareholders by increasing the employees' and non-employee directors' proprietary interests in the Corporation.


Description of the Plan

Plan Term. The 2006 Plan will become effective on May 9, 2006, if the 2006 Plan is approved by the Corporation's shareholders at the 2006 Annual Meeting and, subject to earlier termination by the Board of Directors, will terminate on May 8, 2016. No awards may be granted under the 2006 Plan prior to shareholder approval.

Administration. The 2006 Plan will be administered by a committee (the "Committee"), which will consist only of non-employee directors, as defined in Rule 16b-3 under the Exchange Act, and "outside directors" as defined by
Section 162(m) under the Internal Revenue Code ("Code"). Subject to the terms of the 2006 Plan, the Committee will have, among other powers, the power to determine the employees and non-employee directors to whom awards are made; the nature and extent of any such awards; and the terms and conditions upon which awards may be made, exercised, and modified; and to make all other determinations and take all other actions necessary or advisable for the administration of the 2006 Plan. While the 2006 Plan authorizes the Committee to amend outstanding awards or to substitute awards consistent with the terms of the plan (including providing acceleration of vesting or extension of the award term), it prohibits lowering the exercise price (i.e., repricing) of an award, and it prohibits substituting one type of award for another type (stock options and SARs are considered one type; and other awards are a different type).

Eligibility. Only employees and non-employee directors of the Corporation are eligible to receive awards under the 2006 Plan. The Committee will determine which employees will participate in the 2006 Plan and will determine the terms of any grants to non-employee directors. As of March 15, 2006, there were approximately 480 employees and 22 non-employee directors who would be eligible to participate in the 2006 Plan.

Shares Available For Grants. The maximum number of shares of the Corporation's common stock available for issuance under the 2006 Plan is the sum of (1) 700,000 common shares minus the number of common shares represented by outstanding awards under the 2000 Plan on May 9, 2006, plus (2) the number of common shares represented by awards under the 2000 Plan that are outstanding on, and which expire or are otherwise terminated or forfeited at any time after, May 9, 2006. No more than one-half of the maximum number of common shares may be issued in connection with restricted stock, restricted stock units, stock awards, and stock payment awards.

If any award granted terminates, expires, lapses, or is forfeited for any reason, the common shares subject to such award will be available for future awards. In addition, if the exercise price for a stock option is paid using previously acquired common shares, the number of common shares available for future awards under the 2006 Plan will be reduced only by the net number of new common shares issued upon the exercise of the option. Similarly, if common shares are surrendered by a participant as full or partial payment of withholding taxes, or if the number of common shares otherwise deliverable is reduced for payment of withholding taxes, the number of common shares surrendered or withheld shall again be available for future awards under the 2006 Plan.

The number of shares subject to each outstanding award, the exercise price, and the annual limits on and aggregate number of shares for which or from which awards may be made may be adjusted in the Committee's discretion for such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations.

Annual Limits on Awards. Under the 2006 Plan, there are limits on the number of common shares with respect to which awards may be made to any one individual in any calendar year as follows: stock options - 40,000 shares, SARs - 40,000 shares, restricted stock - 20,000 shares, restricted stock units - 20,000 shares, and stock awards - 20,000 common shares.

Section 162(m) Performance-Based Awards. Awards may be granted that do or do not qualify as "performance-based compensation" under section 162(m) of the Code.

Under Section 162(m), compensation paid to the Chief Executive Officer and any other executive officer reported in the summary compensation table in a tax year is not deductible if it exceeds $1,000,000 unless it is "performance-based" compensation. Stock options and SARs are deemed to be performance-based compensation if the exercise price or base value of the shares to which the award relates is at least equal to fair market value of those shares on the date of the award and if the maximum number of shares available for awards is disclosed to and approved by shareholders. Other awards (other than stock payment awards) may be performance-based compensation if based on achievement of objective performance goals set by a Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, must be disclosed to and approved by shareholders before payment. The Committee must certify that the applicable performance goals and any other material terms are, in fact, satisfied.

The performance goals for Section 162(m) performance-based compensation with respect to the 2006 Plan will be determined by the Committee; may be equal to, less than, or more than one year and may not be the same for all participants; may relate to performance of a subsidiary, division, strategic business unit or line of business; or may be based on the performance of the Corporation generally. Under the 2006 Plan, performance goals may be based on:

   the Corporation stock value or increases therein,

   earnings per share or earnings per share growth,

   net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization),

   operating profit,

   operating cash flow,

   operating or other expenses,

   operating efficiency,

   return on equity, assets, capital, or investment,

   sales or revenues or growth thereof,

   deposits, loan and/or equity levels, or growth thereof,

   working capital targets or cost control measures,

   regulatory compliance,

   gross, operating, or other margins,

   efficiency ratio (as generally recognized and used for bank financial reporting and analysis),

   interest income,

   non-interest income,

   credit quality,

   net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion),

   productivity,

   customer satisfaction,

   satisfactory internal or external audits,

   improvement of financial ratings,

   achievement of balance sheet or income statement objectives,

   quality measures,

   any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges and/or accounting changes), or implementation, management, or completion of critical projects or processes.


Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the performance goals will be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles. Once performance goals are established for an award, the Committee may adjust the evaluation of performance for certain significant events outlined in the plan, subject to any limitations under Section 162(m) of the Code for awards intended to be "performance-based" compensation for Section 162(m) purposes.

Generally, under the design of the 2006 Plan, all awards of stock options and all SARs qualify as performance-based compensation. In addition, the 2006 Plan has been designed to enable any other award granted by the Committee other than a stock payment award, to the extent it so elects in establishing the award terms, to qualify as performance-based compensation.

Option Awards. The Committee may grant an employee either an incentive stock option ("ISO") or a non-qualified stock option ("NQSO") and a non-employee director an NQSO. Option terms will be determined by the Committee in its discretion, but an option will not be exercisable more than 10 years from its grant date, and the exercise price for an option will not be less than 100 percent of the common share's fair market value at the date the option is awarded (or less than 110 percent of fair market value with respect to ISOs granted to an employee possessing more than 10 percent of the Corporation's combined voting power). Except for stock payment awards as noted below, "fair market value" for purposes of the 2006 Plan means the mean between the high and low sales price of the Corporation's common stock on the stated date or the last prior date on which trading occurred on the NASDAQ National Market System or, if this value is inappropriate in the opinion of the Committee, the value determined by the Committee. In addition, the aggregate fair market value of common shares with respect to which any employee may first exercise ISOs granted under the plan during any calendar year may not exceed $100,000 or such amount specified in the Code and rules and regulations thereunder.

Subject to the Committee's determination, the exercise price of any option may be paid in cash, by delivery of common shares valued at fair market value at the time of exercise, through an approved "cashless exercise," or by delivery of a promissory note (in the Committee's discretion and subject to restrictions and prohibitions of applicable law), or by a combination of these methods.

SAR Awards. The 2006 Plan authorizes the grant of SARs to employees and non-employee directors. Upon exercise, the holder is entitled to receive, without any payment to the Corporation, cash or common shares or a combination thereof equivalent in value to (1) an amount equal to the excess of the fair market value on the exercise date of the common shares represented by the SAR over (2) the fair market value per common share on the award date or any amount greater than the fair market value stated as the "base value" in the award agreement. SAR terms will be determined by the Committee in its discretion, but a SAR will not be exercisable more than 10 years from its grant date, and a SAR may only be exercised when the common share's fair market value exceeds the base value. A SAR may be exercised with respect to all or part of the common shares upon whatever terms and conditions the Committee imposes upon the SAR. The Committee has sole discretion to approve or disapprove a participant's election to receive cash to the extent required by Rule 16b-3 under the Exchange Act or the terms of the particular award agreement.

Restricted Stock Awards. Restricted stock is stock that may not be disposed of by a participant until the restrictions established by the Committee lapse.
The restrictions may take the form of a period during which the participant must remain employed or in service as a non-employee director, or may require the achievement of one or more pre-established performance criteria. Unless otherwise provided by the Committee, holders of restricted stock will have voting and dividend rights with respect to the restricted shares. Shares of restricted stock will be forfeited in the event that specified service or performance goals are not achieved within the required time period.

Restricted Stock Unit Awards. A restricted stock unit is an award that is valued by reference to a common share. Upon lapse of the restrictions with respect to a restricted stock unit, a participant is entitled to receive, without any payment to the Corporation, an amount of cash or common shares equal to the aggregate fair market value of the shares subject to the restricted stock unit on the date the restrictions lapse. The restrictions may take the form of a period during which the participant must remain employed or in service as a non-employee director, or may require the achievement of one or more pre-established performance criteria.

Holders of restricted stock units will have no right to vote the shares represented by the units. In addition, unless otherwise provided by the Committee, holders of restricted stock units will have no rights to dividends and other distributions paid in cash or property other than common shares of the Corporation. Unless otherwise provided by the Committee, any dividends or other distributions paid in common shares of the Corporation will be deemed to increase the number of restricted stock units. Unless otherwise provided by the Committee, if an award provides for crediting dividends and other distributions paid in cash or property other than common shares of the Corporation, such amounts will entitle the participant to an equivalent number of units represented by the value of those dividends or other distributions.

Restricted stock units will be forfeited in the event that specified service or performance goals are not achieved within the required time period.

Payment for vested restricted stock units may be made when the restrictions lapse, if provided for in the award agreement, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the participant receives may be adjusted for deemed interest or earnings on such basis as the Committee may provide.

Stock Awards. The Committee may grant unrestricted stock awards to employees and non-employee directors. The shares subject to these awards would not be subject to any restrictions and would be immediately transferable by the participant.

Stock Payment Awards. Non-employee directors may elect to receive payment of their retainer and meeting attendance fees in the form of stock payment awards equaling the number of shares, rounded to the nearest whole number, which results from dividing the non-employee director's fees earned during the relevant period by the fair market value of the shares as of a determination date, which will be the earlier of (1) the last day of the month or quarter for which the fees are earned or (2) the effective date of an electing non-employee director's termination as a member of the Board of Directors prior to the end of a calendar month or quarter. Stock payment awards, if elected, will be made on a monthly or quarterly basis, beginning with the second quarter of the calendar year 2006, as determined by the Committee.
Fair market value with respect to stock payment awards means the average closing sale price of the Corporation's common stock based upon the closing sale price, as reported by the NASDAQ National Market System, for all trading dates from the beginning of the relevant calendar month or quarter up through and including the determination date for that month or quarter.

A non-employee director will not have voting or dividend rights with respect to, or any right to transfer any interest in, any stock payment awards until after the determination date for the award. Following a determination date, the stock payment award shares will not be subject to any restrictions on transfer. At any time, the Committee may suspend the option for non-employee directors as a whole, or for any class of non-employee directors, to elect to receive stock payment awards in lieu of fees.

Termination of Employment or Service. Except as provided in the award agreement, in the event that a participant terminates his employment or service with the Corporation or its subsidiaries for any reason, then the unvested or restricted portion of an award under the 2006 Plan will be forfeited. In determining cessation of employment or service transfers between the Corporation and a subsidiary, any changes in status between that of an employee and a non-employee director would be disregarded.

Change in Control. The Committee may, at the time an award is made or thereafter, take any one or more of the following actions in connection with a change in control: (1) provide for the acceleration of any vesting periods;
(2) provide for the purchase or settlement of any such award for cash;
(3) make an adjustment to the award as the Committee deems appropriate to reflect the change in control; or (4) cause any award to be assumed by the acquiring or surviving corporation.

Non-Transferability. Except for certain permitted transfers to family members and trusts (other than with respect to incentive stock options), awards granted under the 2006 Plan generally may not be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Amendment and Termination of the Plan. The Board of Directors may terminate, amend, or modify the 2006 Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Code, the rules and regulations under Section 16 of the Exchange Act, the rules and regulations of the exchange on which the Corporation's common shares are listed, or pursuant to any other applicable laws, rules, or regulations. Currently, it is anticipated that shareholder approval of any amendments will normally be required if an amendment would materially increase the benefits that can be provided, materially increase the number of shares that may be issued or the compensation that may be provided, or materially modify the requirements as to eligibility for participation. No amendment or modification of the 2006 Plan, other than capital adjustments pursuant to the plan, may adversely affect any awards previously granted under the plan without the participant's written consent.


Federal Income Tax Consequences of Awards Granted under the Plan

The following is a brief summary of the federal income tax consequences relating to awards under the 2006 Plan based upon the federal income tax laws in effect on the date hereof (other than the compensation deduction limit under Section 162(m) of the Code that is described above). This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

ISOs. A participant who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Corporation), nor will the Corporation be entitled to a deduction for federal income tax purposes at such times. However, the excess of the exercise price over the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant's alternative minimum tax. If an ISO is exercised more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Corporation, the option will be treated as an NQSO for federal income tax purposes.

A disposition of the shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Corporation will not be entitled to a deduction for federal income tax purposes. A disposition of the shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the participant to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the exercise price over the fair market value of shares on the date of exercise (or, if less, the excess of the amount realized on the disposition over the exercise price), and the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A participant's basis in the shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.

NQSOs. An NQSO award results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant who exercises an NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time.

Use of Shares to Exercise Options. If a participant pays all or part of the exercise price for an ISO or NQSO in shares of the Corporation's common stock that the participant already owns, the participant will not realize gain or loss on those surrendered shares, but will be taxed according to the rules described above. The shares acquired upon exercise that are equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of those shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise of an NQSO will be equal to the market value of those shares on the exercise date, and the holding period will begin on the exercise date. The basis of additional shares received upon exercise of an ISO will be zero, and the holding period will begin on the exercise date. If the participant sells any of the shares received upon exercise of an ISO within two years of the ISO grant date or within one year after exercise, the shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and that disposition will be a disqualifying disposition giving rise to ordinary compensation income as previously discussed above.

SARs. A SAR award results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant who exercises a SAR will realize ordinary compensation income in an amount equal to the amount of cash and the fair market value of any shares received. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. If the participant receives common stock upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Restricted Stock. A restricted stock award generally results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant receiving restricted stock generally will recognize ordinary compensation income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price (if any) of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long or short-term begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Corporation, when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Corporation.

Restricted Stock Units. A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any dividend equivalents to his or her account. When shares of common stock and/or cash is delivered to the participant, the participant will generally be required to include as ordinary compensation income in the year of receipt an amount equal to the amount of cash and the fair market value of any shares received. The Corporation will be entitled to a deduction at that time and in the amount included in the participant's income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Awards. A participant receiving a stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received.
The Corporation is entitled to a deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Payment Awards. A participant receiving a stock payment award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Corporation is entitled to a deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Other Federal Income Tax Aspects. On October 22, 2004, the American Jobs Creation Act of 2004 was enacted and included a new tax provision (Section 409A of the Code) affecting "nonqualified deferred compensation." Any such compensation must, among other things, meet election timing and payment timing requirements. Failure to meet these requirements causes the nonqualified deferred compensation to be taxed when vested, to be subject to an additional 20 percent federal income tax, and to be subject to interest on federal underpayments from the year the compensation vests. Under current IRS guidance, certain awards under the 2006 Plan are excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which common shares are issued, SARs under which common shares are issued, restricted stock, restricted stock units that are paid at or shortly after vesting, and stock awards. Other awards under the 2006 Plan may be treated as nonqualified deferred compensation to which
Section 409A applies; and in such case it is generally the Corporation's intent that such awards be designed to comply with the election timing, payment timing and other requirements of Section 409A.


Recommendation and Vote Required

Shareholder approval of the 2006 Plan requires the affirmative vote of a majority of the Corporation's shares cast on this proposal. Approval of the 2006 Plan by shareholders will be considered approval of the material terms of the plan including, for performance-based awards, the performance goals that may be used and the maximum benefit that may be paid to any employee for purposes of Section 162(m) of the Code. The Board of Directors recommends that you vote "FOR" approval of the FNB Corporation 2006 Incentive Stock Plan.


Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005 about the shares that may be issued under all of our existing equity compensation plans, without regard to the 2006 Plan described in this proposal.

                    Equity Compensation Plan Information

                 Number of
                 securities to be   Weighted-        Number of securities
                 issued upon        average          remaining available for
                 exercise of        exercise price   future issuance under
                 outstanding        of outstanding   equity compensation
                 options,           options,         plans (excluding
                 warrants and       warrants and     securities reflected in
Plan category    rights (a)         rights (b)       column (a)) (C)
Equity
compensation
plans approved
by security
holders (1)        237,366           $19.791               39,489

Equity
compensation
plans not
approved by
security
holders              --                 --                   --

Total              237,366           $19.791               39,489

(1) Consists solely of the FNB Corporation 2000 Incentive Stock Plan, which was approved by shareholders in 2000 and makes up to 424,000 shares of common stock available for awards to key employees and non-employee directors of the Corporation in the form of stock options, stock appreciation rights, restricted stock, and stock awards.

            SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING


In accordance with the Corporation's Bylaws, if any shareholder intends to present a proposal (other than a director nomination) to be considered for inclusion in the Corporation's proxy materials in connection with the 2007 Annual Meeting, the proposal must be in proper form and must be received by the Corporation's Secretary, at the Corporation's principal office in Christiansburg, Virginia, on or before December 1, 2006.

In addition, if a shareholder intends to present a proposal for action at the 2007 Annual Meeting, the shareholder must provide the Corporation with written notice thereof on or before February 15, 2007. The proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal in writing by February 15, 2007, delivered to the Corporation's Secretary.


                                  OTHER MATTERS


The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,



/s/Christine L. Lewis
   Christine L. Lewis
   Secretary

Christiansburg, Virginia
March 31, 2006



A copy of the Corporation's Annual Report on Form 10-K, including the financial statements for the year ended December 31, 2005, required to be filed with the Securities and Exchange Commission, will be provided by the Corporation without charge upon written request to Daniel A. Becker, Chief Financial Officer, FNB Corporation, P.O. Box 600, Christiansburg, Virginia 24068-0600. You may also obtain a free copy of the Annual Report on Form 10-K by downloading it from our website at www.fnbonline.com under "Investor Relations," "SEC Filings."

              [Map included in proxy sent to shareholders]

                                                                   Appendix A

                                FNB CORPORATION
                           2006 INCENTIVE STOCK PLAN

                                   ARTICLE I
                       Establishment, Purpose, and Duration

     1.1 Establishment of the Plan. FNB Corporation, a Virginia corporation (the "Company"), hereby establishes an incentive stock plan for the Company and its Subsidiaries to be known as the "FNB Corporation 2006 Incentive Stock Plan," as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Awards to Employees; and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, and Stock Payment Awards to Non-Employee Directors.

     The Plan was adopted by the Board of Directors of the Company on February 23, 2006, and shall become effective on May 9, 2006 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws. Awards under the Plan may not be granted prior to the later of the Effective Date of the Plan or the date of shareholder approval of the Plan.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Non-Employee Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees and Non-Employee Directors upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIV herein, until May 8, 2016 (the "Term"), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.

                                   ARTICLE II
                                   Definitions

     2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

          (a) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer or director of the Company and by the Participant.

          (b) "Award" or "Grant" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, or Stock Payment Awards.

          (c) "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under the Plan.

          (d) "Board" or "Board of Directors" means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which event it shall mean the Board of Directors of that Subsidiary.

          (e) "Change in Control" means the occurrence, on or after the Effective Date, of any of the following:

               (i) the closing of a corporate reorganization in which the Company (or its successor) becomes a subsidiary of a holding company, the majority of the common stock of which is owned by persons who did not own the majority of the common stock of the Company (or its successor) immediately prior to the reorganization;

               (ii) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose nomination for election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board for purposes of this paragraph;

               (iii) the closing of the merger of the Company (or its successor) with or into another person; or

               (iv) the closing of the sale, conveyance, or other transfer of substantially all of the assets of the Company (or its successor) to another person.

     For purposes hereof, the term "person" shall include any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Securities Exchange Act of 1934, as amended, other than the Company (or its successor); any entity in which the Company (or its successor) owns a majority of the voting interest; or any employee benefit plan(s) sponsored by the Company (or its successor).

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee of the Board appointed to administer the Plan pursuant to Article III herein, all of the members of which shall be "non-employee directors" as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code, as amended. Unless otherwise determined by the Board of Directors, the Committee shall consist of all members of the Board of Directors of the Company who are both non-employee directors and outside directors (as hereinbefore defined).

          (h) "Company" means FNB Corporation, or any successor thereto as provided in Article XVI herein.

          (i) "Employee" means a current or prospective officer or other employee of the Company or its Subsidiaries (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of a Share means (i) with respect to Awards other than Stock Payment Awards, the mean between the high and low sales price of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the NASDAQ National Market System; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose; and (ii) with respect to Stock Payment Awards, the average closing sale price of the Stock based upon the closing sales price of the Stock, as reported by the NASDAQ National Market System, for all trading dates from the beginning of the relevant calendar quarter or month up through and including the Determination Date for that quarter or month (as defined in Article XI); or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

          (l) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

          (m) "Non-Employee Director" means an individual who is a member of the Board of the Company or a Subsidiary and who is not an employee of the Company or Subsidiary (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

          (n) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option.

          (o) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participant" means an Employee or Non-Employee Director who is granted or receives an Award under the Plan.

          (q) "Performance Goal" means one or more performance measures or goals set by the Committee in its discretion for each grant of a performance-based compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the performance-based compensation Award that a Participant is entitled to exercise, receive, or retain. Performance Goals may be particular to a Participant; may relate to the performance of the Subsidiary, division, strategic business unit, or line of business that employs him; or may be based on the performance of the Company generally. Performance Goals may be based on Stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; deposit, loan, and/or equity levels or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; efficiency ratio (as generally recognized and used for bank financial reporting and analysis); interest income; non-interest income; credit quality; net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion); productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing

     (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management, or completion of critical projects or processes. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

     The Committee, in its sole discretion but subject to any limitations under Section 162(m) of the Code in the case of an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, may adjust any evaluation of performance under a Performance Goal to take into account any of the following events that occur during a performance period:
(i) asset write-downs, (ii) litigation or claim judgments or settlements,
(iii) the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

     Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Stock).

          (r) "Period of Restriction" means the period during which Restricted Stock or Restricted Stock Units are restricted, pursuant to
    Article VIII or IX herein.

          (s) "Plan" means the FNB Corporation 2006 Incentive Stock Plan, as described and as hereafter from time to time amended.

          (t) "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article VIII herein.

          (u) "Restricted Stock Unit" means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a "Restricted Unit." Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

          (v)   "Stock" or "Shares" means the common stock of the Company.

          (w) "Stock Appreciation Right" or "SAR" means an Award, designated as a stock appreciation right, granted to a Participant pursuant to
     Article VII herein.

          (x) "Stock Award" means an award of Stock granted to a Participant pursuant to Article X herein.

          (y) "Stock Payment Award" means an award of Stock made to a Non-Employee Director in payment of director fees (retainer and meeting attendance fees) in accordance with the formula and other provisions established in Article XI herein.

          (z) "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code ("Section 424(f) Corporation") and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

                                  ARTICLE III
                                 Administration

     3.1 The Committee. The Plan shall be administered by the Committee, which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical;
(iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration;
(v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan; and
(vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     The Chairman of the Committee and such other directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

     Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents, and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

     A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     3.2 Selection of Participants. Except where required in the case of Stock Payment Awards in Article XI, the Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees and/or

Non-Employee Directors as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement.

     3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

     3.4 Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

     Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to
Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

     Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

     3.5 Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner that they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

                                   ARTICLE IV
                           Stock Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of (i) 700,000 reduced by that number of Shares represented by outstanding awards under the FNB Corporation 2000 Incentive Stock Plan on the Effective Date of this Plan and
(ii) that number of Shares represented by awards under the FNB Corporation 2000 Incentive Stock Plan that are outstanding on, and that expire or are otherwise terminated or forfeited at any time after, the Effective Date. No more than one-half of the aggregate number of such Shares shall be issued in connection with Restricted Stock, Restricted Stock Units, Stock Awards, and Stock Payment Awards. Except as provided in Section 4.2 herein, only Shares actually issued in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

     4.2 Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes.

     4.2(a)   If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

     4.2(b)   In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option. In addition, in determining the number of shares of Stock available for Awards, if Stock has been delivered or exchanged by, or withheld from, a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of shares of Stock otherwise deliverable by the Company has been reduced for payment of withholding taxes, the number of shares of Stock exchanged by or withheld from a Participant as payment in connection with the withholding tax or so reduced by the Company shall again be available for the grant of an Award under the Plan.

     4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price, and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Company.

                                   ARTICLE V
                                  Eligibility

     Persons eligible to participate in the Plan and receive Awards are all Employees and all Non-Employee Directors who, in the opinion of the Committee, merit becoming Participants.

     In addition, Non-Employee Directors may elect to receive Stock Payment Awards under the Plan pursuant to Article XI.

                                   ARTICLE VI
                                  Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options in any calendar year for more than 40,000 Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iv) no ISO may be granted to a Non-Employee Director.

     6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted; the Option Price (as defined in Section 6.3 herein); the duration of the Option; the number of Shares to which the Option pertains; any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, provided, however, that, if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

     6.3 Option Price. The exercise price per Share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100 percent of the Fair Market Value of such Stock on the Grant Date. In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the Option must have an Option Price that is at least equal to 110 percent of the Fair Market Value of the Stock on the Grant Date.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no ISO shall be exercisable after the expiration of ten years from its Award Date.
In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the Option must not be exercisable after the expiration of five years from its Award Date.

     6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

     6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, by delivery of a promissory note (in the Committee's discretion and subject to restrictions and prohibitions of applicable law) or by a combination of the foregoing.

     To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

     As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant's name, which issuance shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests or the Committee so directs.

     6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to an Option, Stock delivered on exercise of the Option may be designated as Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor or otherwise in the event the Participant does not complete a specified service period after exercise.

                                   ARTICLE VII
                            Stock Appreciation Rights

     7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees and Non-Employee Directors at the discretion of the Committee, provided, however, that no Participant may be granted more than 40,000 SARs in any calendar year.

     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the Base Value (as defined in Section 7.5); the duration of the SAR; the number of Shares to which the SAR pertains; any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine consistent with the Plan. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

     7.3 Exercise of SARs. SARs may be exercised with respect to all or part of the Shares upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

     7.4 Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Base Value (as defined in Section 7.5).

     7.5 Payment Upon Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount (the "SAR Value") equal to the product of multiplying
(i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the "Base Value" of the SAR designated in the Agreement (which "Base Value" shall be the Fair Market Value per Share on the Award Date or any amount greater than such Fair Market Value stated as the Base Value in the Agreement).

     Payment of the SAR Value to the Participant shall be made (i) in Shares valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise, (ii) in cash, or (iii) in a combination thereof as determined by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement.

     To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to or disapprove such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

     7.6 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to a SAR, Stock delivered on exercise of the SAR may be designated as Restricted Stock in the event the Participant does not complete a specified service period after exercise.

                                  ARTICLE VIII
                                 Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees and Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than 20,000 Shares of Restricted Stock in any calendar year. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company until the termination of the Period of Restriction pertaining thereto.

     8.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

     8.3 Other Restrictions. The Committee may impose such other restrictions under applicable Federal or state securities laws as it may deem advisable, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the FNB

     Corporation 2006 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Agreement may be obtained from the Secretary of FNB Corporation."

     8.5 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, the legend required by Section 8.4 herein shall be removed and, unless and until the Participant requests in writing, or the Committee directs, issuance and delivery in certificated form, the Shares of Stock may remain in book entry or electronic form.

     8.6 Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights with respect to those Shares.

     8.7 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relates vest), during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions made in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the Shares of Restricted Stock with respect to which they were distributed.

     8.8 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Shares of Restricted Stock that were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company.

                                   ARTICLE IX
                              Restricted Stock Units

     9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees and Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than 20,000 Restricted Stock Units in any calendar year. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

     9.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If a Restricted Stock Unit Award is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of

Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

     9.3 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares that would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant's Restricted Stock Units with respect to which they were declared based on one Share equaling one Restricted Stock Unit. In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but that are not paid currently shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

     9.4 Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the "RSU Value").

     The Agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the "adjusted RSU Value"). The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by
Section 409A of the Code, as well as Restricted Stock Units that are not deferred compensation covered by Section 409A of the Code.

     Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

     9.5 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares issued in connection with a Restricted Stock Unit under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In the event the Committee so provides in an Agreement pertaining to a Restricted Stock Unit, Stock issued in connection with a Restricted Stock Unit may be designated as Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Fair Market Value thereof or otherwise in the event the Participant does not complete a specified service period after issuance.

     9.6 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Restricted Stock Units that were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company.

                                   ARTICLE X
                                  Stock Awards

     Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to one or more Employees and Non-Employee Directors in such amount or amounts as it shall determine, provided, however, that no Participant may be granted Stock Awards in any calendar year for more than 20,000 Shares. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding). Payment of a Stock Award shall be effected as soon as practicable after the Award Date in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

                                   ARTICLE XI
                Stock Payment Awards to Non-Employee Directors

     Non-Employee Directors may elect to receive payment of their retainer and meeting attendance fees ("Fees") in the form of Stock Payment Awards in accordance with the provisions of this Section. An election to receive Stock Payment Awards must be made on an annual basis by delivering written notice to the Secretary of the Company on the election form provided by the Company for that purpose ("Election Form").

     With respect to elections for the balance of the calendar year containing the Effective Date, the election form must be delivered on or before May 31, 2006 and is effective only with respect to fees earned after the effective date of the election; and, with respect to elections for subsequent calendar years, the election form must be delivered on or before the date of the last Board meeting in the calendar year preceding the year to which the election relates. In the event an individual becomes a Non-Employee Director after the deadline for delivery of the election notice for a particular calendar year, the Company may, but shall not be required to, permit such Non-Employee Director to make an election to receive Stock Payment Awards for such calendar year. Once made, an election for a particular calendar year may not be revoked and will be effective for all Fees owing to an electing Non-Employee Director for services to be rendered as a director during that calendar year.

     Stock Payment Awards shall be made on a monthly or quarterly basis, beginning with the second quarter of the calendar year 2006, as determined by the Committee. Stock Payment Awards shall be made as soon as possible but in no event later than 30 days after the last day of the quarter or month, as determined by the Committee, for which the Non-Employee Director's Fees are earned.

     The number of Shares constituting a quarterly or monthly Stock Payment Award for each electing Non-Employee Director shall be that number of Shares, rounded to the nearest whole number, which results from dividing the respective Non-Employee Director's Fees earned during that quarter or month by the Fair Market Value of the Shares as of the Determination Date (as hereinafter defined). The Company shall send each electing Non-Employee Director a notice or letter of agreement setting forth the number of Shares constituting each Stock Payment Award and such other terms and conditions of the Award as are consistent with this Article. The "Determination Date" shall mean the earlier of (i) the last day of the quarter or month for which the Non-Employee Director's Fees are earned (March 31, June 30, September 30, and

December 31, respectively) or (ii) the effective date of an electing Non-Employee Director's termination as a member of the Board prior to the end of a calendar quarter or month.

     A Non-Employee Director shall have no voting or dividend rights with respect to, and no right to transfer any interest in, any Stock Payment Awards prior to the Determination Date for such Award. Following a Determination Date, a Non-Employee Director shall be entitled to vote Stock Payment Award Shares and to receive dividends thereafter declared and payable on such Shares. Following a Determination Date, the Stock Payment Award Shares shall not be subject to any restrictions on transfer and the Company shall, in accordance with each Non-Employee Director's written request made on an Election Form, either cause a stock certificate to be issued evidencing the Stock Payment Award Shares or maintain a book entry record evidencing such Shares. Stock Payment Award Shares for which no such written request is made shall be evidenced by a book entry record. Cash dividends on Stock Payment Award Shares evidenced by a stock certificate shall be paid in cash, and cash dividends on Stock Payment Award Shares evidenced by a book entry record shall be reinvested in Shares, in each case only as and when dividends are declared and paid to shareholders of record of Shares.

     Notwithstanding the foregoing, at any time and from time to time, the Committee may suspend the option for Non-Employee Directors as a whole or for any class of Non-Employees Directors to elect to receive Stock Payment Awards in lieu of Fees.

                                   ARTICLE XII
                                Change in Control

     In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant's request, for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable;
(iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

                                  ARTICLE XIII
                Modification, Extension, and Renewals of Awards

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.3 herein. In addition, the Committee may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards and are not of a different type (with Options and SARs being one type and all other Awards being a different type) and, otherwise, the new Awards may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

                                   ARTICLE XIV
              Amendment, Modification, and Termination of the Plan

     14.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.

     14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.3 or 17.10 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                                   ARTICLE XV
                                   Withholding

     15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant's FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

     15.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options or upon the lapse of restrictions on Restricted Stock or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants, to satisfy the withholding requirement in whole or in part by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

                                   ARTICLE XVI
                                   Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE XVII
                                      General

     17.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges) as may be required.

     17.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Employee or Non-Employee Director. Participation in the Plan shall not give any Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

     17.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

     17.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed, and administered in accordance with the laws of the Commonwealth of Virginia, and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

     17.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     17.6 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

     17.7 Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's family, provided that, following any such transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

     17.8 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant's employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

     17.9 Registration and Other Laws And Regulations. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable federal, state, and foreign laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state, or foreign law or any ruling or regulation of any government body that the Committee shall, in its sole discretion, determine to be necessary or advisable.

     17.10 Nonqualified Deferred Compensation Plan Omnibus Provision. It is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be nonqualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

                                  ARTICLE XVIII
             Substitution of Awards under Other Plans or Agreements

     The Committee is hereby authorized to grant Awards on such basis as it deems appropriate, and to effect the issuance of Shares of Stock under this Plan in substitution for options, stock appreciation rights, or other forms of equity compensation awarded and outstanding under any equity compensation plan of or agreement entered into with a business entity that is acquired by the Company or otherwise becomes a Subsidiary on such terms and conditions as it deems appropriate. The Committee is expressly authorized to provide that the exercise price of an assumed option or stock appreciation right may be higher or lower than the Fair Market Value of the Stock to which a substitute Option or SAR relates in order to approximate the inherent economic value of the assumed option or stock appreciation right.


Approved by the Board of Directors on
February 23, 2006

                               FNB CORPORATION

                 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Douglas Covington and Charles W. Steger, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote all shares of the Corporation standing in the name of the undersigned as of March 15, 2006 at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Tuesday, May 9, 2006 at The Event Centre, located at 1655 Roanoke Street, Christiansburg, Virginia, or any adjournments thereof, on each of the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees, FOR ratification of the appointment of Brown, Edwards & Company, L.L.P. as independent registered public accounting firm, and FOR approval of the FNB Corporation 2006 Incentive Stock Plan. If any other matter shall be properly brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents in accordance with their best judgment.

[X] Please mark your votes as in this example.

1. To elect four Class I directors to serve until the 2009 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.


            [  ] FOR all nominees            [ ] WITHHELD from all nominees.
   (except as marked to the contrary below.)


                         Nominees:  Class I
                                    Beverley E. Dalton
                                    Daniel D. Hamrick
                                    William P. Heath, Jr.
                                    Steven D. Irvin


Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

               -------------------------------------------------

The Board of Directors recommends that you vote FOR all nominees listed above.

2. To ratify the appointment of Brown, Edwards & Company, L.L.P. as the Corporation's independent registered public accounting firm for the year ending December 31, 2006.

       [  ] FOR               [  ] AGAINST               [  ] ABSTAIN

The Board of Directors recommends that you vote FOR Proposal 2.

3.  To approve the FNB Corporation 2006 Incentive Stock Plan.

       [  ] FOR               [  ] AGAINST               [  ] ABSTAIN

The Board of Directors recommends that you vote FOR Proposal 3.

4. The transaction of any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. The Board of Directors presently knows of no other business to be presented at the Annual Meeting of Shareholders.




Signature ___________________________________   Dated: _________________, 2006

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date, and mail your proxy card back as soon as possible!